Exhibit 10.1

ASSIGNMENT AND ASSUMPTION OF LEASE

Proxim Wireless Corporation (formerly known as YDI Wireless, Inc.), a Delaware corporation, having an address of 1561 Buckeye Drive, Milpitas, California 95035 (the “Assignor”), and HXI, LLC and Renaissance Electronics Corp. (together, the “Assignee”, and together with the Assignor, collectively referred to as the “Parties”), enter into this Assignment and Assumption of Lease (the “Assignment”) as of August 29, 2008.

WHEREAS, Assignor is the current tenant under that certain Lease dated October 7, 2005 (the “Lease”) between Assignor and Assignor, a copy of which Lease is attached hereto and incorporated herein as Exhibit A; and

WHEREAS, pursuant to which Lease, Assignor is currently leasing certain premises (the “Premises”) consisting of approximately 17,316 square feet of space on the first floor and mezzanine of the building , known as and numbered 22 Parkridge Road, Haverhill, Massachusetts, as more particularly described in the Lease; and

WHEREAS, the Parties have also entered into as of this date, an asset purchase agreement (the “Asset Purchase Agreement”) in regard to the sale of Assignor’s assets located within the Premises; and

WHEREAS, upon the execution of the Asset Purchase Agreement and Assignee’s receipt of the Landlord’s consent to this fully executed Assignment (herein the “Effective Date”), Assignor wishes to assign its right, title, interest and obligations under the Lease and in the Premises to Assignee and Assignee wishes to accept such assignment and assume the liabilities, duties and obligations of Assignor under the Lease, except as otherwise provided below.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which Assignor and Assignee hereby acknowledge, Assignor and Assignee agree as follows:

1.           Assignment and Assumption. As of the Effective Date, except as otherwise provided herein, Assignor hereby assigns all of its right, title, interest and obligations under the Lease and in the Premises including any security deposit being held by Landlord for the benefit of Assignor to Assignee,  and Assignee hereby accepts such assignment and assumes and agrees to pay, discharge and perform all of the terms, covenants, conditions and obligations of Assignor under the Lease, together with all obligations arising hereafter. This assignment shall not release Assignor from its obligations under the Lease, provided, however, that Assignor shall have no liability or obligations relating to or arising from (a) any amendment or modification of the Lease or (b) any renewal or extension of the term of the Lease beyond the initial scheduled term of the Lease.

2.           Indemnities. Assignor shall indemnify, defend and hold harmless Assignee from and against all claims, liabilities, damages, losses, costs and expenses resulting from a breach or default of the obligations of the Assignor under the Lease arising or occurring before the Effective Date or relating to Assignor’s use and occupancy of the Premises. Assignee shall indemnify, defend and hold harmless Assignor from and against all claims, liabilities, damages, losses, costs and expenses resulting from a breach or default of the obligations of the Assignee under the Lease arising or occurring on or after the Effective Date or relating to Assignee’s use or occupancy of the Premises.

3.           Delivery. Assignor shall deliver the Premises and Assignee shall accept the Premises in its “as is, where is” condition on the Effective Date.

4.           Consent/Condition Precedent.  Assignor and Assignee hereby agree that this Assignment, and the rights and obligations of Assignee and Assignor hereunder, are subject to the condition precedent that Landlord consent to this Assignment in writing.

5.            Notice. Notices shall be sent in accordance with the manner provided in the Lease, except that if intended for Assignee under the Lease, to Assignee at the address referenced in the first paragraph of this Assignment, and if intended for Assignor at the address referenced in the first paragraph of this Assignment.

6.           Brokers. Assignor and Assignee represent and warrant to the other that it has not dealt with any broker in connection with the consummation of this Assignment. Assignor and Assignee each shall indemnify and hold harmless the other against any loss, damage, claims or liabilities arising out of the failure of its representation or breach of its warranty set forth in this Section 7.

7.           Successors and Assigns. This Assignment and the covenants contained herein shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

8.           Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any conflict of laws principles that would cause the application of laws of any other jurisdiction.

9.           Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee execute this Assignment under seal as of the date first set forth above.

ASSIGNOR:

Proxim Wireless Corporation (f/k/a YDI Wireless, Inc.)

By: /s/ David L. Renauld
Name: David L. Renauld
Title: Vice President
Hereunto duly authorized

ASSIGNEE:

Renaissance Electronics Corp.

By: /s/ Thampy Kurian
Name: Thampy Kurian
Title: President/CEO
Hereunto duly authorized

HXI, LLC

By: /s/ Thampy Kurian
Name: Thampy Kurian
Title: Manager
Hereunto duly authorized

The Landlord hereby consents to this Assignment and Assumption of Lease on the terms set forth herein, and acknowledges and agrees that the full value of the $10,822.56 security deposit is available, shall be transferred for the Assignee’s benefit as of the Effective Date, and shall remain with the Landlord on deposit on Assignee’s behalf in its assumption of the Lease.

Adom Realty Trust

By: /s/ Antonio Moda
Name: Antonio Moda
Title: Trustee
Date:
Hereunto duly authorized

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